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                                                                     EXHIBIT 4.9

Warrant Certificate No.: HFN 2                                 Right to Purchase
                                                           100,000 Warrant Units

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR WHICH MAY BE ISSUED UPON EXERCISE OF THE RIGHTS HEREIN GRANTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND OTHER APPLICABLE STATE LAWS AND RULES.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE ENTITLED TO CERTAIN RIGHTS AND THE HOLDER HEREOF IS SUBJECT TO CERTAIN OBLIGATIONS SPECIFIED IN A CERTAIN SHAREHOLDER AGREEMENT BETWEEN SYBASE, INC. AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH IS AVAILABLE FOR EXAMINATION AT THE PRINCIPAL OFFICE OF SYBASE, INC.



                                  SYBASE, INC.

                          COMMON STOCK PURCHASE WARRANT

                            VOID AFTER APRIL 1, 2003

      SYBASE, INC., a Delaware corporation ("Sybase"), hereby certifies that, for value received, Speer & Associates, Inc., having an address at 8215 Roswell Road, Building 1100, Atlanta, Georgia 30350 or assigns (the "Investor"), is entitled, subject to the terms set forth below, to purchase from Sybase at any time from the date hereof until 5:00 P.M., Eastern time, on April 1, 2003 (the "Expiration Date") 100,000 "Warrant Units" (as hereinafter defined) at a purchase price of [$3.00 / MER] per Warrant Unit (the "Purchase Price"). The term "Warrant Unit" means $1.153448 in cash and 0.34794 shares of duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock, $0.001 par value, of Sybase.

      This Warrant is issued in consideration of the surrender by the Investor of its Warrant to purchase the Common Stock of Home Financial Network, Inc., a Delaware corporation ("HFN") in connection with the merger of On-Line Financial Services, Inc., a wholly owned subsidiary of Sybase into HFN ("Merger Sub") pursuant to the terms of that certain Agreement and Plan of Reorganization, dated as of November 29, 1999, by and among Sybase, HFN, Merger Sub, and certain principal shareholders of HFN and a shareholder representative designated therein (the "Reorganization Agreement") and the ancillary agreements referenced therein, including without limitation, the Shareholder Agreement executed concurrently herewith by the holder.


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      As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

            (a) The term "Sybase" shall include Sybase, Inc. and any corporation which shall succeed or assume the obligations of Sybase hereunder.

            (b) The term "Sybase Common Stock" includes (a) the Sybase Common Stock, $.001 par value per share, as authorized on the date hereof, (b) any other capital stock of any class or classes (however designated) of Sybase, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

      1. EXERCISE OF WARRANT. On or prior to the Expiration Date, this Warrant may be exercised in full or in part by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to Sybase at its principal office, accompanied by payment in the amount obtained by multiplying the number of Warrant Units for which this Warrant is being exercised by the Purchase Price then in effect, which payment shall be in the form of cash, certified or official bank check payable to the order of Sybase.

      2. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 15 days thereafter, Sybase at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, the number of Warrant Units (including the cash and certificates for Sybase Common Stock) to which such holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise. No fractional shares shall be issued upon exercise of this Warrant and any fractional share shall be rounded down to the next whole share without any adjustment in the cash consideration included in the Warrant Unit.

      3. NO IMPAIRMENT. Sybase will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant. Without limiting the generality of the foregoing, Sybase (a) will not increase the par value of any shares of Sybase Common Stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise, and (b) will take all such action as may be necessary or appropriate in order that Sybase may validly and legally issue fully paid and nonassessable shares of Sybase Common Stock on the exercise of this Warrant from time to time outstanding.


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      4.    NOTICES OF RECORD DATE. Notwithstanding Section 9 hereof, in the event Sybase provides notice to the holders of its Common Stock of

            (a) any taking by Sybase of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

            (b) any capital reorganization of Sybase, any reclassification or recapitalization of the capital stock of Sybase, or any transfer of all or substantially all the assets of Sybase to or consolidation or merger of Sybase with or into any other person, or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of Sybase,

then and in each such event Sybase will promptly mail or cause to be mailed to the holder of this Warrant any such notice delivered to the holders of its Common Stock, at the time and in the manner such notice was provided to the holders of Sybase Common Stock.

      5. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. Sybase will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, all shares of Sybase Common Stock from time to time issuable on the exercise of the Warrant.

      6. EXCHANGE OF WARRANT. On surrender for exchange of this Warrant, properly endorsed, to Sybase, Sybase at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of Warrant Units for which the Warrant or Warrants may still be exercised and the amount of cash and number of shares of Sybase Common Stock constituting such Warrant Unit.

      7. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to Sybase of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to Sybase or, in the case of any such mutilation, on surrender and cancellation of such Warrant, Sybase at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      8. WARRANT AGENT. Sybase may, by written notice to each holder of a Warrant, appoint an agent for the purpose of issuing the Sybase Common Stock on the exercise of the Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 6, and replacing this Warrant pursuant to Section 7, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

      9. NEGOTIABILITY; RESTRICTIONS ON TRANSFER; WARRANT HOLDER NOT DEEMED STOCKHOLDER. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:


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            (a)   No holder of this Warrant shall, as such, be entitled to vote or to receive dividends or to be deemed the holder of any class of security that may at any time be issuable upon exercise of the Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon such holder, as such, any of the rights of a stockholder of Sybase or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised the Warrant and been issued shares of Sybase Common Stock in accordance with the provisions hereof.

            (b) Neither this Warrant nor any shares of Sybase Common Stock to be purchased pursuant to this Warrant have been registered under the Securities Act of 1933 (the "Securities Act"). Therefore, unless this Warrant or any shares of Sybase Common Stock to be purchased pursuant to this Warrant have been registered under the Securities Act, Sybase may require, as a condition of allowing the transfer or exchange of this Warrant or such shares, that the holder or transferee of this Warrant or such shares, as the case may be, furnish to Sybase an opinion of counsel reasonably acceptable to Sybase to the effect that such transfer or exchange may be made without registration under the Securities Act of 1933. The certificates evidencing the Sybase Common Stock issued upon the exercise of the Warrant shall bear the legends set forth at the beginning of this Warrant.

            (c) Neither his warrant nor any shares of Sybase Common Stock to be purchased pursuant to this Warrant may be transferred or assigned without the prior written consent of Sybase.

            (d) Holder acknowledges and agrees that all shares of Sybase Common Stock issuable upon exercise of this Warrant shall be subject to the Shareholder's Agreement and the Investor Agreement, executed by the holder concurrently herewith.

      10. INVESTMENT INTENT. Unless a current registration statement under the Securities Act of 1933, as amended, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder thereof, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof, such Holder will deliver to Sybase a written statement that the securities acquired by the Holder upon exercise hereof are for the own account of the Holder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any portion thereof).

      11. NO RIGHTS OR LIABILITY AS A STOCKHOLDER. This warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of Sybase. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Sybase Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof shall give rise to any liability of such Holder as a stockholder of Sybase. Notwithstanding the foregoing, Sybase will transmit to the Warrant holder such information, documents and reports as are generally distributed to the Holders of any class or series of the securities of Sybase concurrently with the distribution thereof to the stockholders.


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      12.   FURTHER ASSURANCES. Sybase undertakes generally to execute all such agreements and other instruments and to do all such other acts as are necessary or appropriate to give full effect to the terms, conditions and provisions of this Warrant and make it binding on Sybase.

      13. NOTICES. All notices and other communications from Sybase to the holder of this Warrant shall be mailed by overnight courier or by first class registered or certified mail, postage prepaid, at such address as may have been furnished to Sybase in writing by such holder or, until any such holder furnishes to Sybase an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to Sybase.

      14. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision thereof shall in no way affect the validity or enforceability of any other provision.

      15. EXPIRATION. The right to exercise this Warrant shall expire at 5:00 P.M., Eastern Time, on April 1, 2003.

Dated: _____________, 2000                SYBASE, INC., a Delaware corporation


                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________




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Warrant Certificate No.: HFN 2                                 Right to Purchase
                                                           100,000 Warrant Units


                              FORM OF SUBSCRIPTION
                   (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)



TO SYBASE, INC.


      The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ________ Warrant Units consisting of cash in the amount of $__________ in the aggregate and ________ shares of Sybase Common Stock in the aggregate, and herewith makes payment of $________ therefor, and requests that such cash and the certificates for such shares be issued in the name of, and delivered to ____________________, whose address is ____________________.


Dated:                                     ____________________________________
                                           (Signature must conform to name of
                                           holder as specified on the face of
                                           the Warrant)

                                           ____________________________________
                                                         (Address)



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Warrant Certificate No.: HFN 2


                               FORM OF ASSIGNMENT
                   (TO BE SIGNED ONLY ON TRANSFER OF WARRANT)



      For value received, the undersigned hereby sells, assigns, and transfers unto ____________________ the right represented by the within Warrant to purchase ________ Warrant Units to which the within Warrant relates, and appoints ____________________ Attorney to transfer such right on the books of Sybase, Inc. with full power of substitution in the premises.



Dated:                                     ____________________________________
                                           (Signature must conform to name of
                                           holder as specified on the face of
                                           the Warrant)

                                           ____________________________________
                                                         (Address)




Signed in the presence of:                 ____________________________________





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                            EXHIBIT TO SPEER WARRANT

       [Attach Shareholder Agreement Exhibit to Reorganization Agreement]





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